NETHERLAND, SEWELL & ASSOCIATES, INC.


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to all references to our firm included in or made a part of the Registration Statement on Form SB-2 of Westside Energy Corporation (SEC file no. 333-131411) and in the prospectus to which the registration statement relates

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.



                                       By: /s/ Frederic D. Sewell
                                       Frederic D. Sewell
                                       Chairman and Chief Executive Officer


Dallas, Texas
June 26, 2006